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FOR IMMEDIATE RELEASE                        CONTACT:  Dee Uttermohlen
                                                       Marketing Manager
                                                       (614) 842-3017

                                                       Poe Timmons
                                                       VP, Corporate Controller
                                                       (614) 842-3325



SAFELITE GLASS CORP. EXTENDS EXPIRATION DATE FOR
EXCHANGE OFFER UNTIL DECEMBER 22, 1998

     Columbus, OH -- December 14, 1998 -- SAFELITE GLASS CORP. announced today that it has extended the Expiration Date until 5:00 p.m., New York City time, on December 22, 1998, for its Offer to Exchange $1,000 in Principal Amount of
9 7/8% Series B Senior Subordinated Notes Due 2006 for each $1,000 in Principal Amount of Outstanding 9 7/8% Senior Subordinated Notes Due 2006 (the "Exchange Offer"), in accordance with the terms of the Prospectus, dated October 29, 1998, related to the Exchange Offer. The previously announced Expiration Date was December 14, 1998. All other terms of the Exchange Offer as set forth in the Prospectus remain unchanged. As of 12:00 P.M., New York City time, on December 14, 1998, $97,450,000 aggregate principal amount of the $100 million outstanding Senior Subordinated Notes Due 2006 had been tendered for exchange.

     Additional information concerning the terms of the Exchange Offer and a copy of the Prospectus and related documents may be obtained at State Street Bank and Trust Company, the Exchange Agent, at Two International Place, 4th Floor, Corporate Trust Division, Boston, MA 02110, Attention: Susan Lavey,
Facsimile: 617-664-5290.

     Founded in 1947, Safelite is the largest provider of automotive glass replacement and repair services and claims management solutions in the United States. The Company operates two manufacturing facilities, four national call centers, 75 automotive glass warehouses, and 699 SAFELITE(R) AUTOGLASS service centers in all 50 states.




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